Exhibit 32

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

In connection with the Quarterly Report of Barrett Business Services, Inc. (the “Company”) on Form 10-Q for the period ended March 31, 2012 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned certify, pursuant to 18 U.S.C. § 1350, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Michael L. Elich	/s/ James D. Miller
Michael L. Elich	James D. Miller
Chief Executive Officer	Chief Financial Officer
May 9, 2012	May 9, 2012

A signed original of this written statement has been provided to Barrett Business Services, Inc. and will be retained by Barrett Business Services, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.